Exhibit 99.1

Bank of Hawai‘i Corporation Fourth Quarter 2023 Financial Results

•
2023 Diluted Earnings Per Common Share $4.14
•
Net Income $171.2 Million
•
Diluted Earnings Per Common Share $0.72 for the Fourth Quarter of 2023
•
Net Income $30.4 Million for the Fourth Quarter of 2023
•
Board of Directors Declares Dividend of $0.70 Per Common Share
•
Industry-wide FDIC Special Assessment Resulted in a $14.7 Million Charge in the Fourth Quarter of 2023

FOR IMMEDIATE RELEASE

HONOLULU, HI (January 22, 2024) -- Bank of Hawai‘i Corporation (NYSE: BOH) today reported diluted earnings per common share of $4.14 for the full year of 2023 compared with diluted earnings per common share of $5.48 for the full year of 2022. An industry-wide FDIC Special Assessment resulted in a $14.7 million charge in the fourth quarter of 2023 which negatively impacted diluted earnings per common share by $0.29. Net income for the year was $171.2 million, down 24.2% from the previous year. The return on average common equity for the full year of 2023 was 13.89% compared with 17.83% in 2022.

“Bank of Hawai‘i managed through a challenging economic environment in 2023 and delivered strong financial results,” said Peter Ho, Chairman, President, and CEO. “Over the past year, we have demonstrated the resilience of our brand, deposit base and distinct business model. Total deposits were up 2.1% from the prior year and our credit quality remained excellent with non-performing assets of 0.08% at quarter end and net charge offs of 0.05% in the quarter. Our noninterest income held steady and we continued to demonstrate disciplined expense management. We focused on strengthening our balance sheet during the year and we are well positioned to deliver strong results in 2024.”

Diluted earnings per common share for the fourth quarter of 2023 was $0.72, compared with diluted earnings per common share of $1.17 in the previous quarter and $1.50 in the same quarter of 2022. Net income for the fourth quarter of 2023 was $30.4 million, down 36.5% from the previous quarter and down 50.4% from the same quarter of 2022. The return on average common equity for the fourth quarter of 2023 was 9.55% compared with 15.38% in the previous quarter and 21.28% in the same quarter of 2022.

Financial Highlights

Net interest income for the fourth quarter of 2023 was $115.8 million, a decrease of 4.3% from the previous quarter and a decrease of 17.7% from the same quarter of 2022. The decrease in net interest income in the fourth quarter of 2023 was primarily due to higher funding costs, partially offset by higher earning asset yields.

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Bank of Hawai‘i Corporation Fourth Quarter 2023 Financial Results	Page 2

Net interest margin was 2.13% in the fourth quarter of 2023, unchanged from the previous quarter and a decrease of 47 basis points from the same quarter of 2022. Net interest margin in the fourth quarter of 2023 was negatively impacted by higher funding costs, partially offset by higher earning asset yields.

The average yield on loans and leases was 4.54% in the fourth quarter of 2023, up 20 basis points from the prior quarter and up 73 basis points from the same quarter of 2022. The average yield on total earning assets was 3.85% in the fourth quarter of 2023, up 13 basis points from the prior quarter and up 68 basis points from the same quarter of 2022. The average cost of interest-bearing deposits was 2.30% in the fourth quarter of 2023, up 35 basis points from the prior quarter and up 161 basis points from the same quarter of 2022. The average cost of total deposits, including noninterest-bearing deposits, was 1.67%, up 27 basis points from the prior quarter and up 121 basis points from the same quarter of 2022. The changes in yields and rates over the linked quarter and year over year period reflected the higher rate environment, including higher benchmark interest rates.

Noninterest income was $42.3 million in the fourth quarter of 2023, a decrease of 16.0% from the previous quarter and an increase of 2.7% from the same period in 2022. Noninterest income in the third quarter of 2023 included a $14.7 million gain from the early termination of private repurchase agreements, partially offset by a $4.6 million net loss related to investment securities sales and a negative $0.8 million adjustment related to a change in the Visa Class B conversion ratio. Adjusted for these items in the prior quarter, noninterest income increased by 3.0% quarter over quarter.

Noninterest expense was $116.0 million in the fourth quarter of 2023, an increase of 9.8% from the previous quarter and an increase of 12.9% from the same quarter of 2022. Noninterest expense in the fourth quarter of 2023 included an industry-wide FDIC Special Assessment of $14.7 million and $1.7 million of expense savings that are not expected to recur in 2024. Noninterest expense in the third quarter of 2023 included separation expenses of $2.1 million and extraordinary expenses related to the Maui wildfires of $0.4 million. Adjusted core noninterest expense in the fourth quarter of 2023 was $102.9 million, down slightly from adjusted noninterest expense in the previous quarter and up 0.2% from the noninterest expense in the same period in 2022.

The effective tax rate for the fourth quarter of 2023 was 23.25% compared with 24.76% in the previous quarter and 22.40% during the same quarter of 2022. The decrease in the effective tax rate on a linked quarter basis was mainly due to discrete tax items recognized in the fourth quarter. The year over year increase was primarily due to tax benefits in the fourth quarter of 2022 related to our agreement to sell assets that terminated certain leveraged leases.

Asset Quality

The Company’s overall asset quality remained strong during the fourth quarter of 2023. Provision for credit losses for the fourth quarter of 2023 was $2.5 million compared with $2.0 million in the previous quarter and $0.2 million in the same quarter of 2022.

Total non-performing assets were $11.7 million at December 31, 2023, up $0.2 million from September 30, 2023 and down $0.9 million from December 31, 2022. Non-performing assets as a percentage of total loans and leases and foreclosed real estate were 0.08% at the end of the quarter, unchanged from the end of the prior quarter and a decrease of 1 basis point from the same quarter of 2022.

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Bank of Hawai‘i Corporation Fourth Quarter 2023 Financial Results	Page 3

Net loan and lease charge-offs during the fourth quarter of 2023 were $1.7 million or 5 basis points annualized of total average loans and leases outstanding. Net loan and lease charge-offs for the fourth quarter of 2023 were comprised of charge-offs of $3.5 million partially offset by recoveries of $1.8 million. Compared to the prior quarter, net loan and lease charge-offs decreased by $0.3 million or 1 basis point annualized on total average loans and leases outstanding. Compared to the same quarter of 2022, net loan and lease charge-offs decreased by $0.1 million.

The allowance for credit losses on loans and leases was $146.4 million at December 31, 2023, an increase of $1.1 million from September 30, 2023 and an increase of $2.0 million from December 31, 2022. The ratio of the allowance for credit losses to total loans and leases outstanding was 1.05% at the end of the quarter, up 1 basis point from the end of the prior quarter and down 1 basis point from the same quarter of 2022.

Balance Sheet

Total assets were $23.7 billion at December 31, 2023, an increase of 0.8% from September 30, 2023 and an increase of 0.5% from December 31, 2022. The increase from the prior quarter was primarily due to an increase in funds sold. The increase from the same period in 2022 was primarily due to increases in funds sold and loans and leases partially offset by a decrease in investment securities.

The investment securities portfolio was $7.4 billion at December 31, 2023, a decrease of 0.9% from September 30, 2023 and a decrease of 10.3% from December 31, 2022. The decrease from the prior quarter was mainly due to cashflows from the portfolio not being reinvested into securities. The decrease from the same period in 2022 was primarily due to $159.1 million of investment securities sold in the third quarter of 2023 and cashflows from the portfolio not being reinvested into securities. The investment portfolio remains largely comprised of securities issued by U.S. government agencies and U.S. government-sponsored enterprises.

Total loans and leases were $14.0 billion at December 31, 2023, an increase of 0.3% from September 30, 2023 and an increase of 2.3% from December 31, 2022. Total commercial loans were $5.8 billion at December 31, 2023, an increase of 1.7% from the prior quarter and an increase of 5.7% from the same quarter of 2022, primarily due to an increase in our commercial and industrial portfolio. Total consumer loans were $8.2 billion as of December 31, 2023, a decrease of 0.6% from the prior quarter and an increase of 0.1% from the same period in 2022.

Total deposits were $21.1 billion at December 31, 2023, an increase of 1.2% from September 30, 2023 and an increase of 2.1% from December 31, 2022. Noninterest-bearing deposits made up 29% of total deposit balances as of December 31, 2023, up from 27% as of September 30, 2023, and down from 33% as of December 31, 2022. Average total deposits were $20.7 billion for the fourth quarter of 2023, up 1.0% from $20.5 billion in the prior quarter, and up 1.8% from $20.3 billion in the fourth quarter of 2022. As of December 31, 2023, insured and uninsured but collateralized deposits represent 58% of total deposit balances, relatively flat from 58% as of September 30, 2023, and up from 57% as of December 31, 2022. As of December 31, 2023, our readily available liquidity of $10.2 billion exceeded total uninsured and uncollateralized deposits of $8.9 billion.

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Bank of Hawai‘i Corporation Fourth Quarter 2023 Financial Results	Page 4

Capital and Dividends

The Company’s capital levels increased quarter over quarter and remain well above regulatory well-capitalized minimums.

The Tier 1 Capital Ratio was 12.56% at December 31, 2023 compared with 12.53% at September 30, 2023 and 12.15% at December 31, 2022. The Tier 1 Leverage Ratio was 7.51% at December 31, 2023, up 29 basis points from 7.22% at September 30, 2023 and up 14 basis points from 7.37% at December 31, 2022. The increases from the prior quarter were due to an increase in Tier 1 capital as a result of retained earnings growth and a decrease in average total assets. The increases from the same period in 2022 were mainly due to an increase in Tier 1 capital as a result of retained earnings growth.

No shares of common stock were repurchased under the share repurchase program in the fourth quarter of 2023. Total remaining buyback authority under the share repurchase program was $126.0 million at December 31, 2023.

The Company’s Board of Directors declared a quarterly cash dividend of $0.70 per share on the Company’s outstanding common shares. The dividend will be payable on March 14, 2024 to shareholders of record at the close of business on February 29, 2024.

On January 5, 2024, the Company announced that the Board of Directors declared the quarterly dividend payment of $10.94 per share, equivalent to $0.2735 per depositary share, on its preferred stock. The depositary shares representing the Series A Preferred Stock are traded on the NYSE under the symbol “BOH.PRA.” The dividend will be payable on February 1, 2024 to shareholders of record of the preferred stock as of the close of business on January 16, 2024.

Conference Call Information

The Company will review its fourth quarter financial results today at 8:00 a.m. Hawai‘i Time (1:00 p.m. Eastern Time). The live call, including a slide presentation, will be accessible on the investor relations link of Bank of Hawai‘i Corporation's website, www.boh.com. The webcast can be accessed via the link: https://register.vevent.com/register/BIa96006b6de704a3690a1e0eeb5330a09. A replay of the webcast will be available for one year beginning approximately 11:00 a.m. Hawai‘i Time on Monday, January 22, 2024. The replay will be available on the Company's website, www.boh.com.

Investor Announcements

Investors and others should note that the Company intends to announce financial and other information to the Company’s investors using the Company’s investor relations website at https://ir.boh.com, social media channels, press releases, SEC filings and public conference calls and webcasts, all for purposes of complying with the Company’s disclosure obligations under Regulation FD. Accordingly, investors should monitor these channels, as information is updated, and new information is posted.

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Bank of Hawai‘i Corporation Fourth Quarter 2023 Financial Results	Page 5

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties that could cause results to be materially different from expectations. Forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations are examples of certain of these forward-looking statements. Do not unduly rely on forward-looking statements. Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawai‘i Corporation's Annual Report on Form 10-K for the year ended December 31, 2022 and its Form 10-Q for the fiscal quarter ended March 31, 2023, June 30, 2023 and September 30, 2023, which were filed with the U.S. Securities and Exchange Commission. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Bank of Hawai‘i Corporation is an independent regional financial services company serving businesses, consumers, and governments in Hawai‘i and the West Pacific. The Company's principal subsidiary, Bank of Hawai‘i, was founded in 1897. For more information about Bank of Hawai‘i Corporation, see the Company’s website, www.boh.com. Bank of Hawai‘i Corporation is a trade name of Bank of Hawaii Corporation.

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Bank of Hawai‘i Corporation and Subsidiaries
Financial Highlights					Table 1
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2023	2023	2022	2023	2022
For the Period:
Operating Results
Net Interest Income	$115,785	$120,937	$140,738	$497,025	$540,558
Provision for Credit Losses	2,500	2,000	200	9,000	(7,800)
Total Noninterest Income	42,283	50,334	41,172	176,609	157,541
Total Noninterest Expense	115,962	105,601	102,703	437,518	415,265
Pre-Provision Net Revenue	42,106	65,670	79,207	236,116	282,834
Net Income	30,396	47,903	61,307	171,202	225,804
Net Income Available to Common Shareholders [1]	28,427	45,934	59,338	163,326	217,928
Basic Earnings Per Common Share	0.72	1.17	1.51	4.16	5.50
Diluted Earnings Per Common Share	0.72	1.17	1.50	4.14	5.48
Dividends Declared Per Common Share	0.70	0.70	0.70	2.80	2.80

Performance Ratios
Return on Average Assets	0.51%	0.78%	1.05%	0.71%	0.98%
Return on Average Shareholders' Equity	8.86	13.92	18.91	12.63	16.10
Return on Average Common Equity	9.55	15.38	21.28	13.89	17.83
Efficiency Ratio [2]	73.36	61.66	56.46	64.95	59.49
Net Interest Margin [3]	2.13	2.13	2.60	2.24	2.50
Dividend Payout Ratio [4]	97.22	59.83	46.36	67.31	50.91
Average Shareholders' Equity to Average Assets	5.80	5.60	5.56	5.66	6.10

Average Balances
Average Loans and Leases	$13,906,114	$13,903,214	$13,452,791	$13,851,551	$12,896,510
Average Assets	23,449,215	24,387,421	23,147,398	23,954,186	23,006,671
Average Deposits	20,704,070	20,492,082	20,341,327	20,412,378	20,550,739
Average Shareholders' Equity	1,360,641	1,365,143	1,286,291	1,355,536	1,402,533

Per Share of Common Stock
Book Value	$31.05	$29.78	$28.54	$31.05	$28.54
Tangible Book Value	30.25	28.99	27.75	30.25	27.75
Market Value
Closing	72.46	49.69	77.56	72.46	77.56
High	75.19	58.63	82.87	81.73	92.38
Low	45.56	39.02	70.15	30.83	70.15

			December 31,	September 30,	December 31,
			2023	2023	2022
As of Period End:
Balance Sheet Totals
Loans and Leases			$13,965,026	$13,919,491	$13,646,420
Total Assets			23,733,296	23,549,785	23,606,877
Total Deposits			21,055,045	20,802,309	20,615,696
Other Debt			560,190	560,217	410,294
Total Shareholders' Equity			1,414,242	1,363,840	1,316,995

Asset Quality
Non-Performing Assets			$11,747	$11,519	$12,647
Allowance for Credit Losses - Loans and Leases			146,403	145,263	144,439
Allowance to Loans and Leases Outstanding [5]			1.05%	1.04%	1.06%

Capital Ratios [6]
Common Equity Tier 1 Capital Ratio			11.33%	11.29%	10.92%
Tier 1 Capital Ratio			12.56	12.53	12.15
Total Capital Ratio			13.60	13.56	13.17
Tier 1 Leverage Ratio			7.51	7.22	7.37
Total Shareholders' Equity to Total Assets			5.96	5.79	5.58
Tangible Common Equity to Tangible Assets [7]			5.07	4.90	4.69
Tangible Common Equity to Risk-Weighted Assets [7]			8.45	8.10	7.76

Non-Financial Data
Full-Time Equivalent Employees			1,899	1,919	2,076
Branches			51	51	51
ATMs			318	320	320

[1] Due to rounding, the amounts presented in this table may not tie to other amounts presented elsewhere in this report.
[2] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[3] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[4] Dividend payout ratio is defined as dividends declared per common share divided by basic earnings per common share.
[5] The numerator comprises the Allowance for Credit Losses - Loans and Leases.
[6] Regulatory capital ratios as of December 31, 2023 are preliminary.
[7] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures.
Tangible common equity is defined by the Company as common shareholders' equity minus goodwill. See Table 2 "Reconciliation of Non-GAAP Financial Measures".

Bank of Hawai‘i Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures			Table 2
	December 31,	September 30,	December 31,
(dollars in thousands)	2023	2023	2022

Total Shareholders' Equity	$1,414,242	$1,363,840	$1,316,995
Less: Preferred Stock	180,000	180,000	180,000
Goodwill	31,517	31,517	31,517
Tangible Common Equity	$1,202,725	$1,152,323	$1,105,478

Total Assets	$23,733,296	$23,549,785	$23,606,877
Less: Goodwill	31,517	31,517	31,517
Tangible Assets	$23,701,779	$23,518,268	$23,575,360

Risk-Weighted Assets, determined in accordance
with prescribed regulatory requirements [1]	$14,226,780	$14,222,825	$14,238,798

Total Shareholders' Equity to Total Assets	5.96%	5.79%	5.58%
Tangible Common Equity to Tangible Assets (Non-GAAP)	5.07%	4.90%	4.69%

Tier 1 Capital Ratio [1]	12.56%	12.53%	12.15%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP) [1]	8.45%	8.10%	7.76%

[1] Regulatory capital ratios as of December 31, 2023 are preliminary.

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Income					Table 3
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2023	2023	2022	2023	2022
Interest Income
Interest and Fees on Loans and Leases	$158,324	$151,245	$128,683	$590,611	$439,798
Income on Investment Securities
Available-for-Sale	22,782	23,552	18,476	93,528	70,555
Held-to-Maturity	22,589	22,838	23,708	92,750	81,490
Deposits	23	18	13	86	32
Funds Sold	5,705	12,828	1,093	28,294	4,274
Other	924	1,464	340	5,106	1,217
Total Interest Income	210,347	211,945	172,313	810,375	597,366
Interest Expense
Deposits	87,121	72,153	23,494	250,847	39,678
Securities Sold Under Agreements to Repurchase	1,459	4,034	4,289	16,306	12,600
Funds Purchased	-	-	318	888	417
Short-Term Borrowings	-	-	1,978	5,713	2,070
Other Debt	5,982	14,821	1,496	39,596	2,043
Total Interest Expense	94,562	91,008	31,575	313,350	56,808
Net Interest Income	115,785	120,937	140,738	497,025	540,558
Provision for Credit Losses	2,500	2,000	200	9,000	(7,800)
Net Interest Income After Provision for Credit Losses	113,285	118,937	140,538	488,025	548,358
Noninterest Income
Trust and Asset Management	11,144	10,548	10,652	43,597	43,803
Mortgage Banking	1,016	1,059	991	4,255	5,980
Service Charges on Deposit Accounts	7,949	7,843	7,513	31,116	29,620
Fees, Exchange, and Other Service Charges	13,774	13,824	13,906	55,556	54,914
Investment Securities Losses, Net	(1,619)	(6,734)	(1,124)	(11,455)	(6,111)
Annuity and Insurance	1,271	1,156	1,087	4,736	3,782
Bank-Owned Life Insurance	3,176	2,749	2,475	11,643	9,968
Other	5,572	19,889	5,672	37,161	15,585
Total Noninterest Income	42,283	50,334	41,172	176,609	157,541
Noninterest Expense
Salaries and Benefits	53,991	58,825	57,639	234,079	235,270
Net Occupancy	9,734	10,327	9,499	39,924	39,441
Net Equipment	9,826	9,477	9,942	40,251	38,374
Data Processing	4,948	4,706	4,579	18,836	18,362
Professional Fees	5,079	3,846	3,958	17,459	14,557
FDIC Insurance	18,545	3,361	1,774	28,313	6,546
Other	13,839	15,059	15,312	58,656	62,715
Total Noninterest Expense	115,962	105,601	102,703	437,518	415,265
Income Before Provision for Income Taxes	39,606	63,670	79,007	227,116	290,634
Provision for Income Taxes	9,210	15,767	17,700	55,914	64,830
Net Income	$30,396	$47,903	$61,307	$171,202	$225,804
Preferred Stock Dividends	1,969	1,969	1,969	7,877	7,877
Net Income Available to Common Shareholders	$28,427	$45,934	$59,338	$163,325	$217,927
Basic Earnings Per Common Share	$0.72	$1.17	$1.51	$4.16	$5.50
Diluted Earnings Per Common Share	$0.72	$1.17	$1.50	$4.14	$5.48
Dividends Declared Per Common Share	$0.70	$0.70	$0.70	$2.80	$2.80
Basic Weighted Average Common Shares	39,303,525	39,274,626	39,395,338	39,274,291	39,601,089
Diluted Weighted Average Common Shares	39,539,191	39,420,531	39,618,896	39,428,912	39,788,002

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income (Loss)					Table 4
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2023	2023	2022	2023	2022
Net Income	$30,396	$47,903	$61,307	$171,202	$225,804
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	43,357	(18,264)	5,677	36,152	(376,694)
Defined Benefit Plans	1,566	84	7,359	1,818	8,418
Other Comprehensive Income (Loss)	44,923	(18,180)	13,036	37,970	(368,276)
Comprehensive Income (Loss)	$75,319	$29,723	$74,343	$209,172	$(142,472)

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Condition			Table 5
	December 31,	September 30,	December 31,
(dollars in thousands)	2023	2023	2022
Assets
Interest-Bearing Deposits in Other Banks	$2,761	$4,676	$3,724
Funds Sold	690,112	386,086	81,364
Investment Securities
Available-for-Sale	2,408,933	2,387,324	2,844,823
Held-to-Maturity (Fair Value of $4,253,637; $4,104,469; and $4,615,393)	4,997,335	5,088,013	5,414,139
Loans Held for Sale	3,124	1,450	1,035
Loans and Leases	13,965,026	13,919,491	13,646,420
Allowance for Credit Losses	(146,403)	(145,263)	(144,439)
Net Loans and Leases	13,818,623	13,774,228	13,501,981
Total Earning Assets	21,920,888	21,641,777	21,847,066
Cash and Due from Banks	308,071	261,464	316,679
Premises and Equipment, Net	194,855	196,094	206,777
Operating Lease Right-of-Use Assets	86,110	86,896	92,307
Accrued Interest Receivable	66,525	65,541	61,002
Foreclosed Real Estate	2,098	1,040	1,040
Mortgage Servicing Rights	20,880	21,273	22,619
Goodwill	31,517	31,517	31,517
Bank-Owned Life Insurance	462,894	458,260	453,882
Other Assets	639,458	785,923	573,988
Total Assets	$23,733,296	$23,549,785	$23,606,877

Liabilities
Deposits
Noninterest-Bearing Demand	$6,058,554	$5,687,442	$6,714,982
Interest-Bearing Demand	3,749,717	3,925,469	4,232,567
Savings	8,189,472	8,530,384	7,962,410
Time	3,057,302	2,659,014	1,705,737
Total Deposits	21,055,045	20,802,309	20,615,696
Securities Sold Under Agreements to Repurchase	150,490	150,490	725,490
Other Debt	560,190	560,217	410,294
Operating Lease Liabilities	94,693	95,453	100,526
Retirement Benefits Payable	23,673	26,074	26,991
Accrued Interest Payable	41,023	33,434	9,698
Taxes Payable	7,636	6,965	7,104
Other Liabilities	386,304	511,003	394,083
Total Liabilities	22,319,054	22,185,945	22,289,882
Shareholders' Equity
Preferred Stock ($.01 par value; authorized 180,000 shares;
issued / outstanding: December 31, 2023; September 30, 2023;
and December 31, 2022 - 180,000)	180,000	180,000	180,000
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: December 31, 2023 - 58,755,465 / 39,753,138;
September 30, 2023 - 58,767,820 / 39,748,700; and December 31, 2022 - 58,733,625 / 39,835,750)	583	583	582
Capital Surplus	636,422	632,425	620,578
Accumulated Other Comprehensive Loss	(396,688)	(441,611)	(434,658)
Retained Earnings	2,107,569	2,108,702	2,055,912
Treasury Stock, at Cost (Shares: December 31, 2023 - 19,002,327; September 30, 2023 - 19,019,120;
and December 31, 2022 - 18,897,875)	(1,113,644)	(1,116,259)	(1,105,419)
Total Shareholders' Equity	1,414,242	1,363,840	1,316,995
Total Liabilities and Shareholders' Equity	$23,733,296	$23,549,785	$23,606,877

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity									Table 6
						Accumulated
						Other
	Preferred		Common			Comprehensive
	Shares	Preferred	Shares	Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2021	180,000	$180,000	40,253,193	$581	$602,508	$(66,382)	$1,950,375	$(1,055,471)	$1,611,611
Net Income	-	-	-	-	-	-	225,804	-	225,804
Other Comprehensive Loss	-	-	-	-	-	(368,276)	-	-	(368,276)
Share-Based Compensation	-	-	-	-	16,066	-	-	-	16,066
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	-	-	272,007	1	2,004	-	167	5,115	7,287
Common Stock Repurchased	-	-	(689,450)	-	-	-	-	(55,063)	(55,063)
Cash Dividends Declared Common Stock ($2.80 per share)	-	-	-	-	-	-	(112,557)	-	(112,557)
Cash Dividends Declared Preferred Stock	-	-	-	-	-	-	(7,877)	-	(7,877)
Balance as of December 31, 2022	180,000	$180,000	39,835,750	$582	$620,578	$(434,658)	$2,055,912	$(1,105,419)	$1,316,995

Net Income	-	$-	-	$-	$-	$-	$171,202	$-	$171,202
Other Comprehensive Income	-	-	-	-	-	37,970	-	-	37,970
Share-Based Compensation	-	-	-	-	15,656	-	-	-	15,656
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	-	-	130,286	1	188	-	127	6,065	6,381
Common Stock Repurchased	-	-	(212,898)	-	-	-	-	(14,290)	(14,290)
Cash Dividends Declared Common Stock ($2.80 per share)	-	-	-	-	-	-	(111,795)	-	(111,795)
Cash Dividends Declared Preferred Stock	-	-	-	-	-	-	(7,877)	-	(7,877)
Balance as of December 31, 2023	180,000	$180,000	39,753,138	$583	$636,422	$(396,688)	$2,107,569	$(1,113,644)	$1,414,242

Bank of Hawai‘i Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis [1]								Table 7a
	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
(dollars in millions)	Balance	Expense [2]	Rate	Balance	Expense [2]	Rate	Balance	Expense [2]	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$4.3	$-	2.08%	$2.9	$-	2.40%	$2.2	$-	2.32%
Funds Sold	415.0	5.7	5.38	944.8	12.8	5.31	118.1	1.2	3.62
Investment Securities
Available-for-Sale
Taxable	2,362.4	22.8	3.84	2,605.4	23.5	3.60	2,593.5	18.4	2.83
Non-Taxable	1.8	-	1.90	3.5	-	3.21	7.5	0.1	4.14
Held-to-Maturity
Taxable	5,013.6	22.4	1.79	5,118.6	22.7	1.77	5,401.9	23.5	1.74
Non-Taxable	34.9	0.2	2.10	35.0	0.2	2.10	35.4	0.2	2.10
Total Investment Securities	7,412.7	45.4	2.45	7,762.5	46.4	2.39	8,038.3	42.2	2.10
Loans Held for Sale	3.8	0.1	6.89	3.8	0.1	6.28	3.3	-	5.65
Loans and Leases [3]
Commercial and Industrial	1,603.5	21.3	5.27	1,515.0	18.9	4.96	1,379.9	14.8	4.25
Paycheck Protection Program	11.9	-	1.36	13.1	-	1.32	21.3	0.1	2.30
Commercial Mortgage	3,760.1	51.5	5.42	3,792.6	51.1	5.35	3,627.4	40.6	4.44
Construction	279.5	4.8	6.84	241.9	3.7	6.09	246.9	3.3	5.29
Commercial Lease Financing	60.1	0.3	1.95	62.6	0.3	1.84	72.0	0.3	1.49
Residential Mortgage	4,676.0	45.1	3.86	4,715.3	42.8	3.62	4,617.9	38.9	3.37
Home Equity	2,276.2	20.9	3.65	2,283.5	20.1	3.49	2,207.7	17.9	3.23
Automobile	845.7	8.6	4.02	868.0	8.2	3.75	851.1	7.0	3.29
Other [4]	393.1	6.3	6.40	411.2	6.5	6.24	428.6	6.1	5.64
Total Loans and Leases	13,906.1	158.8	4.54	13,903.2	151.6	4.34	13,452.8	129.0	3.81
Other	60.0	1.0	6.16	91.6	1.5	6.40	50.1	0.4	2.72
Total Earning Assets	21,801.9	211.0	3.85	22,708.8	212.4	3.72	21,664.8	172.8	3.17
Cash and Due from Banks	243.8			289.8			244.3
Other Assets	1,403.5			1,388.8			1,238.3
Total Assets	$23,449.2			$24,387.4			$23,147.4

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$3,737.3	7.7	0.82	$3,929.7	6.6	0.67	$4,131.4	3.5	0.33
Savings	8,441.0	51.1	2.40	7,952.6	39.1	1.95	7,869.9	13.4	0.68
Time	2,830.0	28.3	3.97	2,767.8	26.5	3.79	1,467.7	6.6	1.78
Total Interest-Bearing Deposits	15,008.3	87.1	2.30	14,650.1	72.2	1.95	13,469.0	23.5	0.69
Funds Purchased	-	-	-	-	-	-	36.6	0.3	3.40
Short-Term Borrowings	-	-	-	-	-	-	198.3	2.0	3.90
Securities Sold Under Agreements to Repurchase	150.5	1.5	3.79	528.5	4.0	2.99	594.5	4.3	2.82
Other Debt	560.2	6.0	4.24	1,365.7	14.8	4.31	137.5	1.5	4.32
Total Interest-Bearing Liabilities	15,719.0	94.6	2.39	16,544.3	91.0	2.18	14,435.9	31.6	0.87
Net Interest Income		$116.4			$121.4			$141.2
Interest Rate Spread			1.46%			1.54%			2.30%
Net Interest Margin			2.13%			2.13%			2.60%
Noninterest-Bearing Demand Deposits	5,695.8			5,842.0			6,872.3
Other Liabilities	673.8			636.0			552.9
Shareholders' Equity	1,360.6			1,365.1			1,286.3
Total Liabilities and Shareholders' Equity	$23,449.2			$24,387.4			$23,147.4

[1] Due to rounding, the amounts presented in this table may not tie to other amounts presented elsewhere in this report.
[2] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21%, of $605,000, $437,000, and $433,000 for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively.
[3] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[4] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis [1]					Table 7b
	Year Ended			Year Ended
	December 31, 2023			December 31, 2022
	Average	Income /	Yield /	Average	Income /	Yield /
(dollars in millions)	Balance	Expense [2]	Rate	Balance	Expense [2]	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$3.5	$0.1	2.44%	$3.0	$-	1.05%
Funds Sold	540.4	28.3	5.24	260.5	4.3	1.64
Investment Securities
Available-for-Sale
Taxable	2,631.0	93.4	3.55	3,644.2	70.5	1.93
Non-Taxable	6.1	0.2	4.06	4.0	0.1	2.92
Held-to-Maturity
Taxable	5,173.9	92.2	1.78	4,750.0	80.9	1.70
Non-Taxable	35.1	0.7	2.10	35.6	0.7	2.10
Total Investment Securities	7,846.1	186.5	2.38	8,433.8	152.2	1.80
Loans Held for Sale	3.0	0.2	6.16	6.9	0.3	3.70
Loans and Leases [3]
Commercial and Industrial	1,497.1	74.0	4.94	1,349.3	46.2	3.42
Paycheck Protection Program	14.1	0.2	1.63	44.0	2.7	6.07
Commercial Mortgage	3,776.2	197.0	5.22	3,420.1	121.9	3.56
Construction	262.1	16.0	6.09	232.6	10.6	4.56
Commercial Lease Financing	63.7	0.8	1.30	88.5	1.3	1.49
Residential Mortgage	4,690.5	168.9	3.60	4,484.2	147.4	3.29
Home Equity	2,268.0	78.2	3.45	2,072.2	62.1	3.00
Automobile	866.1	31.8	3.67	786.1	25.4	3.23
Other [4]	413.8	25.3	6.12	419.5	23.0	5.49
Total Loans and Leases	13,851.6	592.2	4.28	12,896.5	440.6	3.42
Other	78.3	5.1	6.51	40.5	1.2	3.01
Total Earning Assets	22,322.9	812.4	3.64	21,641.2	598.6	2.77
Cash and Due from Banks	292.1			237.4
Other Assets	1,339.2			1,128.1
Total Assets	$23,954.2			$23,006.7

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$3,978.7	27.0	0.68	$4,377.1	6.1	0.14
Savings	8,018.4	137.4	1.71	7,767.7	22.9	0.30
Time	2,424.8	86.4	3.56	1,135.5	10.7	0.94
Total Interest-Bearing Deposits	14,421.9	250.8	1.74	13,280.3	39.7	0.30
Funds Purchased	18.5	0.9	4.79	18.5	0.4	2.26
Short-Term Borrowings	114.0	5.7	5.01	58.6	2.1	3.53
Securities Sold Under Agreements to Repurchase	530.9	16.3	3.07	479.8	12.6	2.63
Other Debt	921.8	39.7	4.30	42.4	2.0	4.82
Total Interest-Bearing Liabilities	16,007.1	313.4	1.96	13,879.6	56.8	0.41
Net Interest Income		$499.0			$541.8
Interest Rate Spread			1.68%			2.36%
Net Interest Margin			2.24%			2.50%
Noninterest-Bearing Demand Deposits	5,990.5			7,270.4
Other Liabilities	601.1			454.2
Shareholders' Equity	1,355.5			1,402.5
Total Liabilities and Shareholders' Equity	$23,954.2			$23,006.7

[1] Due to rounding, the amounts presented in this table may not tie to other amounts presented elsewhere in this report.
[2] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21%, of $2,008,000 and $1,251,000 for the year ended December 31, 2023 and December 31, 2022, respectively.
[3] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[4] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended December 31, 2023
	Compared to September 30, 2023
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(7.3)	$0.2	$(7.1)
Investment Securities
Available-for-Sale
Taxable	(2.2)	1.5	(0.7)
Held-to-Maturity
Taxable	(0.5)	0.2	(0.3)
Total Investment Securities	(2.7)	1.7	(1.0)
Loans and Leases
Commercial and Industrial	1.2	1.2	2.4
Commercial Mortgage	(0.4)	0.8	0.4
Construction	0.6	0.5	1.1
Residential Mortgage	(0.4)	2.7	2.3
Home Equity	(0.1)	0.9	0.8
Automobile	(0.2)	0.6	0.4
Other [2]	(0.4)	0.2	(0.2)
Total Loans and Leases	0.3	6.9	7.2
Other	(0.4)	(0.1)	(0.5)
Total Change in Interest Income	(10.1)	8.7	(1.4)

Change in Interest Expense:
Interest-Bearing Deposits
Demand	(0.3)	1.4	1.1
Savings	2.5	9.5	12.0
Time	0.6	1.2	1.8
Total Interest-Bearing Deposits	2.8	12.1	14.9
Securities Sold Under Agreements to Repurchase	(3.5)	1.0	(2.5)
Other Debt	(8.6)	(0.2)	(8.8)
Total Change in Interest Expense	(9.3)	12.9	3.6

Change in Net Interest Income	$(0.8)	$(4.2)	$(5.0)

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended December 31, 2023
	Compared to December 31, 2022
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$3.8	$0.7	$4.5
Investment Securities
Available-for-Sale
Taxable	(1.8)	6.2	4.4
Non-Taxable	-	(0.1)	(0.1)
Held-to-Maturity
Taxable	(1.7)	0.6	(1.1)
Total Investment Securities	(3.5)	6.7	3.2
Loans Held for Sale	-	0.1	0.1
Loans and Leases
Commercial and Industrial	2.6	3.9	6.5
Paycheck Protection Program	-	(0.1)	(0.1)
Commercial Mortgage	1.6	9.3	10.9
Construction	0.4	1.1	1.5
Residential Mortgage	0.5	5.7	6.2
Home Equity	0.6	2.4	3.0
Automobile	-	1.6	1.6
Other [2]	(0.6)	0.8	0.2
Total Loans and Leases	5.1	24.7	29.8
Other	0.1	0.5	0.6
Total Change in Interest Income	5.5	32.7	38.2

Change in Interest Expense:
Interest-Bearing Deposits
Demand	(0.4)	4.6	4.2
Savings	1.0	36.7	37.7
Time	9.4	12.3	21.7
Total Interest-Bearing Deposits	10.0	53.6	63.6
Funds Purchased	(0.3)	-	(0.3)
Short-Term Borrowings	(2.0)	-	(2.0)
Securities Sold Under Agreements to Repurchase	(3.9)	1.1	(2.8)
Other Debt	4.5	-	4.5
Total Change in Interest Expense	8.3	54.7	63.0

Change in Net Interest Income	$(2.8)	$(22.0)	$(24.8)

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8c
	Year Ended December 31, 2023
	Compared to December 31, 2022
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$0.1	$-	$0.1
Funds Sold	7.9	16.1	24.0
Investment Securities
Available-for-Sale
Taxable	(23.7)	46.6	22.9
Non-Taxable	0.1	-	0.1
Held-to-Maturity
Taxable	7.4	3.9	11.3
Total Investment Securities	(16.2)	50.5	34.3
Loans Held for Sale	(0.2)	0.1	(0.1)
Loans and Leases
Commercial and Industrial	5.5	22.3	27.8
Paycheck Protection Program	(1.2)	(1.3)	(2.5)
Commercial Mortgage	13.8	61.3	75.1
Construction	1.5	3.9	5.4
Commercial Lease Financing	(0.4)	(0.1)	(0.5)
Residential Mortgage	7.0	14.5	21.5
Home Equity	6.2	9.9	16.1
Automobile	2.7	3.7	6.4
Other [2]	(0.3)	2.6	2.3
Total Loans and Leases	34.8	116.8	151.6
Other	1.7	2.2	3.9
Total Change in Interest Income	28.1	185.7	213.8

Change in Interest Expense:
Interest-Bearing Deposits
Demand	(0.6)	21.5	20.9
Savings	0.8	113.7	114.5
Time	21.8	53.9	75.7
Total Interest-Bearing Deposits	22.0	189.1	211.1
Funds Purchased	-	0.5	0.5
Short-Term Borrowings	2.5	1.1	3.6
Securities Sold Under Agreements to Repurchase	1.4	2.3	3.7
Other Debt	37.9	(0.2)	37.7
Total Change in Interest Expense	63.8	192.8	256.6

Change in Net Interest Income	$(35.7)	$(7.1)	$(42.8)

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Salaries and Benefits					Table 9
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2023	2023	2022	2023	2022
Salaries	$38,492	$39,426	$37,395	$154,497	$146,840
Incentive Compensation	3,402	2,956	5,356	13,339	23,425
Share-Based Compensation	3,443	4,072	3,901	14,770	15,220
Commission Expense	700	676	830	2,798	4,708
Retirement and Other Benefits	2,521	3,809	4,065	15,707	17,242
Payroll Taxes	2,598	2,921	2,591	14,677	13,395
Medical, Dental, and Life Insurance	2,500	2,835	3,528	12,767	11,958
Separation Expense	335	2,130	(27)	5,524	2,482
Total Salaries and Benefits	$53,991	$58,825	$57,639	$234,079	$235,270

Bank of Hawai‘i Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2023	2023	2023	2023	2022
Commercial
Commercial and Industrial	$1,652,699	$1,569,572	$1,502,676	$1,425,916	$1,389,066
Paycheck Protection Program	11,369	12,529	13,789	15,175	19,579
Commercial Mortgage	3,749,016	3,784,339	3,796,769	3,826,283	3,725,542
Construction	304,463	251,507	236,428	232,903	260,825
Lease Financing	59,939	61,522	62,779	65,611	69,491
Total Commercial	5,777,486	5,679,469	5,612,441	5,565,888	5,464,503
Consumer
Residential Mortgage	4,684,171	4,699,140	4,721,976	4,691,298	4,653,072
Home Equity	2,264,827	2,285,974	2,278,105	2,260,001	2,225,950
Automobile	837,830	856,113	878,767	877,979	870,396
Other [1]	400,712	398,795	423,600	429,356	432,499
Total Consumer	8,187,540	8,240,022	8,302,448	8,258,634	8,181,917
Total Loans and Leases	$13,965,026	$13,919,491	$13,914,889	$13,824,522	$13,646,420
[1] Comprised of other revolving credit, installment, and lease financing.

Deposits
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2023	2023	2023	2023	2022
Consumer	$10,319,809	$10,036,261	$10,018,931	$10,158,833	$10,304,335
Commercial	8,601,224	8,564,536	8,019,971	8,594,441	8,569,670
Public and Other	2,134,012	2,201,512	2,469,713	1,738,026	1,741,691
Total Deposits	$21,055,045	$20,802,309	$20,508,615	$20,491,300	$20,615,696

Average Deposits
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2023	2023	2023	2023	2022
Consumer	$10,092,727	$9,963,690	$9,977,239	$10,178,988	$10,295,563
Commercial	8,581,426	8,288,891	8,138,358	8,611,960	8,588,198
Public and Other	2,029,917	2,239,501	1,903,004	1,639,934	1,457,566
Total Deposits	$20,704,070	$20,492,082	$20,018,601	$20,430,882	$20,341,327

Bank of Hawai‘i Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2023	2023	2023	2023	2022
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$39	$43	$17	$31	$37
Commercial Mortgage	2,884	2,996	3,107	3,216	3,309
Total Commercial	2,923	3,039	3,124	3,247	3,346
Consumer
Residential Mortgage	2,935	3,706	3,504	4,199	4,239
Home Equity	3,791	3,734	3,809	3,638	4,022
Total Consumer	6,726	7,440	7,313	7,837	8,261
Total Non-Accrual Loans and Leases	9,649	10,479	10,437	11,084	11,607
Foreclosed Real Estate	2,098	1,040	1,040	1,040	1,040
Total Non-Performing Assets	$11,747	$11,519	$11,477	$12,124	$12,647

Accruing Loans and Leases Past Due 90 Days or More
Consumer
Residential Mortgage	$3,814	$3,519	$3,560	$4,566	$2,429
Home Equity	1,734	2,172	2,022	1,723	1,673
Automobile	399	393	577	598	589
Other [1]	648	643	633	632	683
Total Consumer	6,595	6,727	6,792	7,519	5,374
Total Accruing Loans and Leases Past Due 90 Days or More	$6,595	$6,727	$6,792	$7,519	$5,374
Total Loans and Leases	$13,965,026	$13,919,491	$13,914,889	$13,824,522	$13,646,420

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.07%	0.08%	0.08%	0.08%	0.09%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.08%	0.08%	0.08%	0.09%	0.09%

Ratio of Non-Performing Assets to Total Assets	0.05%	0.05%	0.04%	0.05%	0.05%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans
and Leases and Commercial Foreclosed Real Estate	0.05%	0.05%	0.06%	0.06%	0.06%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.11%	0.10%	0.10%	0.11%	0.11%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.13%	0.13%	0.13%	0.14%	0.13%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$11,519	$11,477	$12,124	$12,647	$13,868
Additions	2,683	1,318	1,116	552	704
Reductions
Payments	(2,018)	(1,017)	(226)	(778)	(1,605)
Return to Accrual Status	(437)	(259)	(1,527)	(297)	(301)
Charge-offs / Write-downs	-	-	(10)	-	(19)
Total Reductions	(2,455)	(1,276)	(1,763)	(1,075)	(1,925)
Balance at End of Quarter	$11,747	$11,519	$11,477	$12,124	$12,647

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawai‘i Corporation and Subsidiaries
Reserve for Credit Losses					Table 12
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2023	2023	2022	2023	2022
Balance at Beginning of Period	$151,653	$151,702	$152,927	$151,247	$164,297

Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(229)	(294)	(196)	(987)	(925)
Consumer
Residential Mortgage	-	-	-	(6)	(80)
Home Equity	(14)	(13)	(10)	(82)	(100)
Automobile	(938)	(1,353)	(1,171)	(5,247)	(4,652)
Other [1]	(2,349)	(1,957)	(1,846)	(8,645)	(7,585)
Total Loans and Leases Charged-Off	(3,530)	(3,617)	(3,223)	(14,967)	(13,342)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	125	72	87	350	552
Consumer
Residential Mortgage	301	69	63	489	1,193
Home Equity	180	131	202	1,073	1,500
Automobile	612	721	412	2,782	2,276
Other [1]	588	575	604	2,455	2,702
Total Recoveries on Loans and Leases Previously Charged-Off	1,806	1,568	1,368	7,149	8,223
Net Charged-Off - Loans and Leases	(1,724)	(2,049)	(1,855)	(7,818)	(5,119)
Net Charged-Off - Accrued Interest Receivable	-	-	(25)	-	(131)
Provision for Credit Losses:
Loans and Leases	2,864	1,945	(142)	9,782	(8,263)
Accrued Interest Receivable	-	-	25	-	(283)
Unfunded Commitments	(364)	55	317	(782)	746
Total Provision for Credit Losses	2,500	2,000	200	9,000	(7,800)
Balance at End of Period	$152,429	$151,653	$151,247	$152,429	$151,247

Components
Allowance for Credit Losses - Loans and Leases	$146,403	$145,263	$144,439	$146,403	$144,439
Reserve for Unfunded Commitments	6,026	6,390	6,808	6,026	6,808
Total Reserve for Credit Losses	$152,429	$151,653	$151,247	$152,429	$151,247

Average Loans and Leases Outstanding	$13,906,114	$13,903,214	$13,452,791	$13,851,551	$12,896,510

Ratio of Net Loans and Leases Charged-Off to
Average Loans and Leases Outstanding (annualized)	0.05%	0.06%	0.05%	0.06%	0.04%
Ratio of Allowance for Credit Losses to Loans and Leases Outstanding [2]	1.05%	1.04%	1.06%	1.05%	1.06%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] The numerator comprises the Allowance for Credit Losses - Loans and Leases.

Bank of Hawai‘i Corporation and Subsidiaries
Business Segments Selected Financial Information				Table 13a
	Consumer	Commercial	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	and Other	Total
Three Months Ended December 31, 2023
Net Interest Income (Loss)	$101,868	$51,663	$(37,746)	$115,785
Provision for Credit Losses	1,738	(15)	777	2,500
Net Interest Income (Loss) After Provision for Credit Losses	100,130	51,678	(38,523)	113,285
Noninterest Income	32,247	7,944	2,092	42,283
Noninterest Expense	(92,793)	(18,958)	(4,211)	(115,962)
Income (Loss) Before Income Taxes	39,584	40,664	(40,642)	39,606
Provision for Income Taxes	(10,165)	(10,316)	11,271	(9,210)
Net Income (Loss)	$29,419	$30,348	$(29,371)	$30,396
Total Assets as of December 31, 2023	$8,486,255	$5,831,880	$9,415,161	$23,733,296

Three Months December 31, 2022 [1]
Net Interest Income (Loss)	$94,799	$56,879	$(10,940)	$140,738
Provision for Credit Losses	1,861	(6)	(1,655)	200
Net Interest Income (Loss) After Provision for Credit Losses	92,938	56,885	(9,285)	140,538
Noninterest Income	31,526	8,288	1,358	41,172
Noninterest Expense	(82,286)	(17,587)	(2,830)	(102,703)
Income (Loss) Before Income Taxes	42,178	47,586	(10,757)	79,007
Provision for Income Taxes	(10,840)	(12,005)	5,145	(17,700)
Net Income (Loss)	$31,338	$35,581	$(5,612)	$61,307
Total Assets as of December 31, 2022	$8,520,459	$5,522,916	$9,563,502	$23,606,877

1 Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawai‘i Corporation and Subsidiaries
Business Segments Selected Financial Information				Table 13b
	Consumer	Commercial	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	and Other	Total
Year Ended December 31, 2023
Net Interest Income (Loss)	$400,380	$215,865	$(119,220)	$497,025
Provision for Credit Losses	7,773	44	1,183	9,000
Net Interest Income (Loss) After Provision for Credit Losses	392,607	215,821	(120,403)	488,025
Noninterest Income	126,373	33,016	17,220	176,609
Noninterest Expense	(340,336)	(77,486)	(19,696)	(437,518)
Income (Loss) Before Income Taxes	178,644	171,351	(122,879)	227,116
Provision for Income Taxes	(46,003)	(42,806)	32,895	(55,914)
Net Income (Loss)	$132,641	$128,545	$(89,984)	$171,202
Total Assets as of December 31, 2023	$8,486,255	$5,831,880	$9,415,161	$23,733,296

Year Ended December 31, 2022 [1]
Net Interest Income	$327,445	$209,273	$3,840	$540,558
Provision for Credit Losses	5,324	(206)	(12,918)	(7,800)
Net Interest Income After Provision for Credit Losses	322,121	209,479	16,758	548,358
Noninterest Income	126,337	25,938	5,266	157,541
Noninterest Expense	(330,140)	(70,601)	(14,524)	(415,265)
Income Before Income Taxes	118,318	164,816	7,500	290,634
Provision for Income Taxes	(29,954)	(40,659)	5,783	(64,830)
Net Income	$88,364	$124,157	$13,283	$225,804
Total Assets as of December 31, 2022	$8,520,459	$5,522,916	$9,563,502	$23,606,877

1 Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawai‘i Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share amounts)	2023	2023	2023	2023	2022
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$158,324	$151,245	$144,541	$136,501	$128,683
Income on Investment Securities
Available-for-Sale	22,782	23,552	23,301	23,893	18,476
Held-to-Maturity	22,589	22,838	23,375	23,948	23,708
Deposits	23	18	18	27	13
Funds Sold	5,705	12,828	6,395	3,366	1,093
Other	924	1,464	2,121	597	340
Total Interest Income	210,347	211,945	199,751	188,332	172,313
Interest Expense
Deposits	87,121	72,153	53,779	37,794	23,494
Securities Sold Under Agreements to Repurchase	1,459	4,034	5,436	5,377	4,289
Funds Purchased	-	-	184	704	318
Short-Term Borrowings	-	-	2,510	3,203	1,978
Other Debt	5,982	14,821	13,494	5,299	1,496
Total Interest Expense	94,562	91,008	75,403	52,377	31,575
Net Interest Income	115,785	120,937	124,348	135,955	140,738
Provision for Credit Losses	2,500	2,000	2,500	2,000	200
Net Interest Income After Provision for Credit Losses	113,285	118,937	121,848	133,955	140,538
Noninterest Income
Trust and Asset Management	11,144	10,548	11,215	10,690	10,652
Mortgage Banking	1,016	1,059	1,176	1,004	991
Service Charges on Deposit Accounts	7,949	7,843	7,587	7,737	7,513
Fees, Exchange, and Other Service Charges	13,774	13,824	14,150	13,808	13,906
Investment Securities Losses, Net	(1,619)	(6,734)	(1,310)	(1,792)	(1,124)
Annuity and Insurance	1,271	1,156	1,038	1,271	1,087
Bank-Owned Life Insurance	3,176	2,749	2,876	2,842	2,475
Other	5,572	19,889	6,523	5,177	5,672
Total Noninterest Income	42,283	50,334	43,255	40,737	41,172
Noninterest Expense
Salaries and Benefits	53,991	58,825	56,175	65,088	57,639
Net Occupancy	9,734	10,327	9,991	9,872	9,499
Net Equipment	9,826	9,477	10,573	10,375	9,942
Data Processing	4,948	4,706	4,599	4,583	4,579
Professional Fees	5,079	3,846	4,651	3,883	3,958
FDIC Insurance	18,545	3,361	3,173	3,234	1,774
Other	13,839	15,059	14,874	14,884	15,312
Total Noninterest Expense	115,962	105,601	104,036	111,919	102,703
Income Before Provision for Income Taxes	39,606	63,670	61,067	62,773	79,007
Provision for Income Taxes	9,210	15,767	15,006	15,931	17,700
Net Income	$30,396	$47,903	$46,061	$46,842	$61,307
Preferred Stock Dividends	1,969	1,969	1,969	1,969	1,969
Net Income Available to Common Shareholders	$28,427	$45,934	$44,092	$44,873	$59,338

Basic Earnings Per Common Share	$0.72	$1.17	$1.12	$1.14	$1.51
Diluted Earnings Per Common Share	$0.72	$1.17	$1.12	$1.14	$1.50

Balance Sheet Totals
Loans and Leases	$13,965,026	$13,919,491	$13,914,889	$13,824,522	$13,646,420
Total Assets	23,733,296	23,549,785	24,947,936	23,931,977	23,606,877
Total Deposits	21,055,045	20,802,309	20,508,615	20,491,300	20,615,696
Total Shareholders' Equity	1,414,242	1,363,840	1,358,279	1,354,430	1,316,995

Performance Ratios
Return on Average Assets	0.51%	0.78%	0.77%	0.80%	1.05%
Return on Average Shareholders' Equity	8.86	13.92	13.55	14.25	18.91
Return on Average Common Equity	9.55	15.38	14.95	15.79	21.28
Efficiency Ratio [1]	73.36	61.66	62.07	63.34	56.46
Net Interest Margin [2]	2.13	2.13	2.22	2.47	2.60

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawai‘i Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Eleven Months Ended		Year Ended
(dollars in millions; jobs in thousands)	November 30, 2023		December 31, 2022		December 31, 2021
Hawaii Economic Trends
State General Fund Revenues [1]	$8,726.1	0.6%	$9,441.3	16.0%	$8,137.9	26.9%
General Excise and Use Tax Revenue [1]	4,118.7	5.2	4,263.4	18.3	3,604.3	18.6
Jobs [2]	655.6		654.5		642.6

				November 30,	December 31,
				2023	2022	2021
Unemployment, seasonally adjusted [3]
Statewide				2.9%	3.7%	3.2%
Honolulu County				2.6	3.3	3.7
Hawaii County				1.9	4.7	1.8
Maui County				5.9	4.5	2.4
Kauai County				1.9	4.7	2.7

			December 31,
(1-year percentage change, except months of inventory)			2023	2022	2021	2020
Housing Trends (Single Family Oahu) [4]
Median Home Price			(5.0)%	11.6%	19.3%	5.2%
Home Sales Volume (units)			(26.3)%	(23.2)%	17.9%	2.3%
Months of Inventory			2.8	2.1	0.8	1.4

			Monthly Visitor Arrivals,		Percentage Change
(in thousands, except percent change)			Not Seasonally Adjusted		from Previous Year
Tourism [5]
November 30, 2023				720.3		0.2%
October 31, 2023				700.3		(3.7)
September 30, 2023				643.1		(7.1)
August 31, 2023				766.0		(7.7)
July 31, 2023				929.4		1.2
June 30, 2023				886.0		5.3
May 31, 2023				790.5		2.1
April 30, 2023				806.2		(0.4)
March 31, 2023				892.2		13.6
February 28, 2023				733.6		17.6
January 31, 2023				775.1		36.7
December 31, 2022				858.1		14.0
November 30, 2022				719.0		17.1
October 31, 2022				727.4		32.1
September 30, 2022				692.2		37.2
August 31, 2022				829.8		14.8
July 31, 2022				918.6		4.4
June 30, 2022				841.8		6.4
May 31, 2022				774.1		22.9
April 30, 2022				809.6		67.3
March 31, 2022				785.7		78.7
February 28, 2022				623.7		165.1
January 31, 2022				567.2		229.8
December 31,2021				752.8		219.3
November 30, 2021				614.0		234.1

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U.S. Bureau of Labor Statistics
[3] Source: University of Hawaii Economic Research Organization (UHERO)
[4] Source: Honolulu Board of Realtors
[5] Source: Hawaii Tourism Authority